UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

SOUTHERN STAR ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

20-2514234
(IRS Employer Identification No.)

307-1178 Hamilton Street, Vancouver, B.C., Canada V6B 2S2
(Address of principal executive offices and Zip Code)

(604) 307-4274
Registrant's telephone number, including area code

Surge Enterprises, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 13, 2006, we changed our name from “Surge Enterprises, Inc.” to “Southern Star Energy Inc.” The name change was effected by merging Southern Star Energy Inc., our wholly-owned subsidiary that was incorporated for the sole purpose of effecting the merger, with and into our company, with our company carrying on as the surviving corporation under the name “Southern Star Energy Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, we effected a forward stock split of our authorized, issued and outstanding common stock on November 13, 2006, whereby each one (1) share of our common stock prior to the stock split was equal to seven point five (7.5) shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 562,500,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 7,555,000 shares of common stock to 56,662,500 shares of common stock.

Item 7.01.           Regulation FD Disclosure

The name change and forward stock split became effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on November 13, 2006 under the new stock symbol “SSEG”. Our new CUSIP number is 843833 10 4.

Item 9.01.           Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on November 7, 2006 and which is effective November 13, 2006.

99.2	Certificate of Change filed with the Secretary of State of Nevada on November 7, 2006 and which is effective November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By:	/s/ Eric Boenke
Eric Boehnke
President, Secretary and Treasurer

Dated: November 13, 2006